Exhibit 99.1

FOR IMMEDIATE RELEASE

Tower International Reports Third Quarter Results

and Re-Affirms Full Year Outlook

LIVONIA, Mich., November 1, 2012 – Tower International, Inc. [NYSE: TOWR], a leading integrated global manufacturer of engineered structural metal components and assemblies for the automotive and other industries, today announced its third quarter 2012 results and re-affirmed its outlook for the full year.

•	Revenue for third quarter 2012 was $564 million, down $25 million or 4 percent from third quarter 2011, reflecting adverse foreign currency translation.

•	Adjusted EBITDA for the quarter was $44.2 million, down $4.6 million from a year ago, more than explained by unfavorable volume and mix and currency translation in Europe. Favorable net cost performance was a partial offset.

•	Net loss of $4.8 million for the third quarter 2012 was equal to a year ago. As detailed in the financial table below, this year’s third quarter included certain items that adversely impacted results by $1.2 million. Excluding these items and comparable items in the third quarter of 2011, adjusted loss was $0.18 per share, compared with diluted adjusted earnings per share of $0.03 a year ago.

•	The present outlook for the full year includes revenue of $2.4 billion, Adjusted EBITDA of $215 million, and diluted adjusted earnings per share of $0.95.

"Despite increased regional volatility and select cutbacks in customer production schedules, we are re-affirming prior mid-point earnings guidance for the full year,” said President and CEO Mark Malcolm. “Tower remains focused on what we can execute and influence.”

Tower to Host Conference Call Today at 1 p.m. EDT

Tower will discuss its third quarter 2012 results and other related matters in a conference call at 1 p.m. EDT today. Participants may listen to the audio portion of the conference call either through a live audio webcast on the company’s website or by telephone. The slide presentation and webcast can be accessed via the investor relations portion of Tower’s website www.towerinternational.com. To dial into the conference call, domestic callers should dial 1-866-393-4576, international callers should dial 1-706-679-1462. An audio recording of the call will be available approximately two hours after the completion of the call. To access this recording, please dial 1-855-859-2056 (domestic) or 1-404-537-3406 (international) and reference Conference I.D. #53233453. A webcast replay will also be available and may be accessed via Tower’s website.

Non-GAAP Financial Measures

This press release includes the following non-GAAP financial measures: “Adjusted EBITDA”, “free cash flow,” “net debt,” and “diluted adjusted income / (loss) per share.” We define Adjusted EBITDA as net income / (loss) before interest, taxes, depreciation, amortization, restructuring items and other adjustments described in the reconciliations provided in this press release. Free cash flow is defined as net cash provided by or used in operating activities less cash disbursed for purchases of property, plant and equipment. Net debt is defined as total debt less cash and cash equivalents. Diluted adjusted income / (loss) per share excludes the impact of certain items as described below that are included in our net income / (loss). We use Adjusted EBITDA and free cash flow as supplements to information provided in accordance with generally accepted accounting principles (“GAAP”) in evaluating our business and they are included in this press release because they are principal factors upon which our management assesses performance. We believe these items as well as the non-GAAP financial measures of net debt and diluted adjusted income / (loss) per share are useful to investors as they provide an additional tool for investors to use in evaluating operating results and trends, and in comparing our financial results with other companies. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP are set forth below. The non-GAAP measures presented are not measures of performance under GAAP and should not be considered as alternatives for the most directly comparable financial measures calculated in accordance with GAAP. Other companies in our industry may define these non-GAAP measures differently than we do and, as a result, these non-GAAP measures may not be comparable to similarly titled measures used by other companies in our industry. In addition, certain of our non-GAAP financial measures exclude financial information that some may consider important in evaluating our performance. Given the inherent uncertainty regarding special items and other expense in any future period, a reconciliation of forward-looking financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP is not feasible. The magnitude of these items, however, may be significant.

Forward-Looking Statements and Risk Factors

This press release contains statements which constitute forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to statements regarding the company’s projected revenue, Adjusted EBITDA, free cash flow, earnings, financial results and its future sales growth outlook. The forward-looking statements can be identified by words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “project,” “target,” and other similar expressions. Forward-looking statements are made as of the date of this press release and are based upon management’s current expectations and beliefs concerning future developments and their potential effects on us. Such forward-looking statements are not guarantees of future performance. The following important factors, as well as risk factors described in our reports filed with the SEC, could cause our actual results to differ materially from estimates or expectations reflected in such forward-looking statements:

•	automobile production volumes;
•	the financial condition of our customers and suppliers;
•	our ability to make scheduled payments on our indebtedness and comply with the covenants and restrictions contained in the instruments governing our indebtedness;

•	our ability to refinance our indebtedness;
•	our ability to generate non-automotive revenues;
•	risks associated with our non-U.S. operations, including foreign exchange risks and economic uncertainty in some regions;
•	any increase in the expense and funding requirements of our pension and other postretirement benefits;
•	our customers’ ability to obtain equity and debt financing for their businesses;
•	our dependence on our largest customers;
•	pricing pressure from our customers;
•	work stoppages or other labor issues affecting us or our customers or suppliers; and
•	costs or liabilities relating to environmental and safety regulations.

We do not assume any obligation to update or revise the forward-looking statements contained in this press release.

Contact:

Derek Fiebig

Executive Director, Investor & External Relations

(248) 675-6457

fiebig.derek@towerautomotive.com

TOWER INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except share and per share amounts - unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011

Revenues	$563,849	$588,991	$1,825,269	$1,791,344
Cost of sales	511,577	529,335	1,637,682	1,603,419
Gross profit	52,272	59,656	187,587	187,925
Selling, general and administrative expenses	33,962	42,106	106,153	119,193
Amortization expense	1,120	1,244	3,439	3,398
Restructuring and asset impairment charges, net	3,186	494	7,953	2,146
Operating income	14,004	15,812	70,042	63,188
Interest expense	15,372	17,021	46,890	45,600
Interest income	397	340	957	779
Other expense	-	350	-	1,200
Income / (loss) before provision for income taxes	(971)	(1,219)	24,109	17,167
Provision for income taxes	2,240	2,547	17,570	11,730
Net income / (loss)	(3,211)	(3,766)	6,539	5,437
Less: Net income attributable to the noncontrolling interests	1,593	1,082	4,627	4,037
Net income / (loss) attributable to Tower International, Inc.	$(4,804)	$(4,848)	$1,912	$1,400

Weighted average common shares outstanding
Basic	20,246,797	19,562,951	20,098,355	19,257,066
Diluted	20,246,797	19,562,951	20,533,788	20,012,418

Net income / (loss) per share attributable to Tower International, Inc.:
Basic	$(0.24)	$(0.25)	$0.10	$0.07
Diluted	(0.24)	(0.25)	0.09	0.07

TOWER INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share data - unaudited)

	September 30, 2012	December 31, 2011

ASSETS
Cash and cash equivalents	$118,970	$134,984
Accounts receivable, net of allowance of $4,265 and $3,612	345,525	327,992
Inventories	104,548	85,100
Deferred tax asset - current	7,680	12,966
Assets held for sale	4,197	4,027
Prepaid tooling and other	76,593	56,189
Total current assets	657,513	621,258

Property, plant and equipment, net	699,327	667,686
Goodwill	63,251	63,983
Deferred tax asset - non-current	11,532	14,450
Other assets, net	28,887	30,001
Total assets	$1,460,510	$1,397,378

LIABILITIES AND STOCKHOLDERS' EQUITY
Short-term debt and current maturities of capital lease obligations	$158,438	$109,447
Accounts payable	371,664	395,287
Accrued liabilities	132,313	126,416
Total current liabilities	662,415	631,150

Long-term debt, net of current maturities	482,131	461,838
Obligations under capital leases, net of current maturities	10,794	12,213
Deferred tax liability - non-current	14,292	11,229
Pension liability	80,304	96,223
Other non-current liabilities	90,186	87,265
Total non-current liabilities	677,707	668,768
Total liabilities	1,340,122	1,299,918

Stockholders' Equity:
Tower International, Inc.'s stockholders' equity
Common stock, $0.01 par value, 350,000,000 authorized, 20,830,425 issued and 20,247,134 outstanding at September 30, 2012, and 19,983,403 issued and 19,683,032 outstanding at December 31, 2011	208	200
Additional paid in capital	319,904	311,427
Treasury stock, at cost, 583,291 shares as of September 30, 2012 and 300,371 shares as of December 31, 2011	(8,297)	(5,130)
Accumulated deficit	(182,580)	(184,492)
Accumulated other comprehensive loss	(83,148)	(82,002)
Total Tower International, Inc.'s stockholders' equity	46,087	40,003
Noncontrolling interests in subsidiaries	74,301	57,457
Total stockholders' equity	120,388	97,460

Total liabilities and stockholders' equity	$1,460,510	$1,397,378

TOWER INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands - unaudited)

	Nine Months Ended September 30,
	2012	2011

OPERATING ACTIVITIES:
Net income	$6,539	$5,437
Adjustments required to reconcile net income to net cash provided by operating activities:
Deferred income tax provision	12,590	(869)
Depreciation and amortization	78,344	89,515
Non-cash share-based compensation	8,485	11,300
Pension expense, net of contributions	(13,552)	(10,788)
Change in working capital and other operating items	(66,565)	(93,623)
Net cash provided by operating activities	$25,841	$972

INVESTING ACTIVITIES:
Cash disbursed for purchases of property, plant and equipment, net	$(106,581)	$(82,925)
Net assets acquired, net of cash acquired	-	(22,300)
Net cash used in investing activities	$(106,581)	$(105,225)

FINANCING ACTIVITIES:
Retirement of senior secured notes	$-	(34,508)
Purchase of treasury stock	(3,167)	(5,130)
Proceeds from borrowings	494,644	504,049
Repayments of borrowings	(428,834)	(414,749)
Net cash provided by financing activities	$62,643	$49,662

Effect of exchange rate changes on cash and cash equivalents	$2,083	$946

NET CHANGE IN CASH AND CASH EQUIVALENTS	$(16,014)	$(53,645)

CASH AND CASH EQUIVALENTS:
Beginning of period	$134,984	$150,345

End of period	$118,970	$96,700

TOWER INTERNATIONAL, INC. AND SUBSIDIARIES

SEGMENT DATA AND NON-GAAP FINANCIAL MEASURE RECONCILIATIONS

(Amounts in thousands - unaudited)

Segment Data	Three Months Ended September 30,
	2012		2011
	Revenues	Adjusted EBITDA	Revenues	Adjusted EBITDA
International	$281,570	$17,577	$319,298	$23,662
Americas	282,279	26,633	269,693	25,219
Consolidated	$563,849	$44,210	$588,991	$48,881

	Nine Months Ended September 30,
	2012		2011
	Revenues	Adjusted EBITDA	Revenues	Adjusted EBITDA
International	$958,516	$73,730	$992,582	$86,935
Americas	866,753	89,154	798,762	83,207
Consolidated	$1,825,269	$162,884	$1,791,344	$170,142

Adjusted EBITDA reconciliation	Three Months Ended September 30,		Nine Months Ended September 30,		Last Twelve Months Ended September 30,
	2012	2011	2012	2011	2012	2011
Adjusted EBITDA	$44,210	$48,881	$162,884	$170,142	$220,355	$218,872
Restructuring	(3,186)	(494)	(7,953)	(2,146)	(8,467)	(11,427)
Depreciation and amortization	(26,919)	(27,807)	(78,344)	(89,515)	(103,407)	(117,942)
Acquisition costs and other	(101)	(75)	(274)	(1,444)	(383)	(1,557)
Expense related to the compensation programs	-	(4,693)	(6,271)	(13,849)	(10,773)	(18,865)
Interest expense, net	(14,975)	(16,681)	(45,933)	(44,821)	(62,267)	(63,166)
Other expense	-	(350)	-	(1,200)	(131)	(2,500)
Provision for income taxes	(2,240)	(2,547)	(17,570)	(11,730)	(20,652)	(17,402)
Net income attributable to noncontrolling interests	(1,593)	(1,082)	(4,627)	(4,037)	(5,699)	(5,935)
Net income / (loss) attributable to Tower International, Inc.	$(4,804)	$(4,848)	$1,912	$1,400	$8,576	$(19,922)

Free cash flow reconciliation	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Net cash provided by operating activities	$3,724	$(5,896)	$25,841	$972
Cash disbursed for purchases of PP&E, net	(31,040)	(30,366)	(106,581)	(82,925)
Free cash flow	$(27,316)	$(36,262)	$(80,740)	$(81,953)

Net debt reconciliation	September 30,	December 31,
	2012	2011
Short-term debt and current maturities of capital lease obligations	$158,438	$109,447
Long-term debt, net of current maturities	482,131	461,838
Obligations under capital leases, net of current maturities	10,794	12,213
Total debt	651,363	583,498
Less: cash and cash equivalents	(118,970)	(134,984)
Net debt	$532,393	$448,514

TOWER INTERNATIONAL, INC. AND SUBSIDIARIES

CERTAIN ITEMS INCLUDED IN NET INCOME / (LOSS)

(Amounts in thousands, except per share amounts - unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011

Income / (expense) items included in net income / (loss), net of tax:
Selling, general and administrative expenses
Incentive compensation related to funding events	$-	$(4,349)	$(6,128)	$(13,172)
Acquisition costs	-	-	-	(1,100)
Interest expense
Acceleration of the amortization of debt issue costs and OID	-	(705)	-	(1,458)
Settlement of value added tax audit in Brazil	-	-	-	2,838
Restructuring expense
Severance costs in Europe	-	-	(1,203)	-
Plant relocation costs	(1,683)	-	(2,871)	-
Asset impairments	(575)	-	(575)	-
Adjustment of lease liability	-	-	-	754
Other income
Retirement of senior secured notes	-	(350)	-	(1,200)
Provision for income taxes
German tax audit	1,087	-	1,087	-
Valuation allowance in Brazil	-	-	(6,494)	-
Tax law and tax election changes	-	-	-	1,406
Total items included in net income / (loss)	$(1,171)	$(5,404)	$(16,184)	$(11,932)

Net income / (loss) attributable to Tower International, Inc.	$(4,804)	$(4,848)	$1,912	$1,400

Memo: Average shares outstanding (in thousands)
Basic	20,247	19,563	20,098	19,257
Diluted	20,247	19,563	20,534	20,012

Income / (loss) per common share (GAAP)
Basic	$(0.24)	$(0.25)	$0.10	$0.07
Diluted	(0.24)	(0.25)	0.09	0.07

Diluted adjusted income / (loss) per share (non-GAAP)*	(0.18)	0.03	0.88	0.67

* Excludes the certain items shown above